Exhibit 99

Form 3 Joint Filer Information

Name:	John D. Howard

Address:	383 Madison Avenue
40th Floor
New York, NY 10179

Designated Filer: BSMB/ACA LLC

Issuer & Ticker Symbol: ACA Capital Holdings Inc. (ACA)

Date of Event Requiring Statement: 11/9/06

Signature:

/s/ John D. Howard
Name: John D. Howard